EXHIBIT 99.1

BFC Financial Corporation Reports Financial Results

For the Third Quarter, 2015

FORT LAUDERDALE, Florida – November 17, 2015 -- BFC Financial Corporation ("BFC" or the "Company") (OTCQB: BFCF; BFCFB) reported financial results for  the three months ended September 30, 2015.

BFC Selected Financial Data

Third Quarter 2015 compared to Third Quarter 2014:

•	Total consolidated revenues of $199.3 million vs. $185.2 million
•	Net income attributable to BFC of $16.4 million vs. $3.8 million
•	Diluted earnings per share of $0.19 vs. $0.05

“BFC’s underlying core business segments, Bluegreen and BBX Capital, have continued to grow and evolve, reflecting our broader goal of transitioning into a business with diverse cash flow streams and long term growth,” commented BFC’s Chairman and Chief Executive Officer, Alan B. Levan. “As previously stated, our goal is to increase value over time as opposed to focusing on quarterly or annual earnings. Since we expect our investments to be longer term, we anticipate and are willing to accept that our earnings are likely to be uneven. While capital markets generally encourage short term results, our objective continues to be long term growth as measured by increases in book value per share over time.”

As of September 30, 2015,  BFC had total consolidated assets of $1.3 billion, shareholders' equity attributable to BFC of $353.8 million, and total consolidated equity of $462.5 million.  At  September 30, 2015, BFC’s book value per share was $4.18 vs. $3.03 at December 31, 2014.

The results of operations and financial condition of the companies in which BFC holds a controlling financial interest, including BBX Capital Corporation (“BBX Capital”) (NYSE: BBX) and Woodbridge Holdings, LLC (“Woodbridge”) and its wholly-owned subsidiary, Bluegreen Corporation (“Bluegreen”), are consolidated in BFC’s financial statements. BFC holds an approximate 81% ownership interest in BBX Capital. Woodbridge is owned 54% by BFC and 46% by BBX Capital. Woodbridge’s principal asset is its 100% ownership interest in Bluegreen.

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The following selected information relates to the operating activities of Bluegreen Corporation and BBX Capital Corporation. See supplemental tables for consolidating income statements for the three and nine month periods ended September 30, 2015 and 2014.

Bluegreen Corporation

Bluegreen is a sales, marketing and resort management company, focused on the vacation ownership industry.

Bluegreen Selected Financial Data

Third Quarter 2015 compared to Third Quarter 2014:

•	System-wide sales of Vacation Ownership Interests ("VOIs") were $162.0 million vs. $151.4 million
•	Included in system-wide sales are sales of VOIs made under Bluegreen's "capital-light" business strategy (1) of $115.6 million vs. $106.2 million, gross of equity trade allowances(2):
o	Secondary market sales of VOIs were $42.0 million vs. $34.1 million
o	Just-in-time sales of VOIs were $3.1 million vs. $13.2 million
o	Sales of third party VOIs on a commission basis were $70.4 million vs. $59.0 million which generated sales and marketing commissions of $51.0 million vs. $38.7 million
•	Sales price per guest averaged $2,387 vs. $2,303
•	Tours increased 4% compared to the third quarter of 2014
•	Other fee-based services revenue rose 3% to $24.8 million from $24.1 million
•	Selling and marketing expenses of $81.6 million vs. $73.3 million
•	Net income of $27.0 million vs. $21.0 million (3)
•	EBITDA of $45.6 million vs. $38.2 million (3)
•	Generated “free cash flow” (cash flow from operating activities less capital expenditures) of $32.7 million compared to $43.2 million
•	Inventory of VOIs of $214.9 million at September 30, 2015 vs. $194.7 million at December 31, 2014

(1)

Bluegreen’s sales of VOIs under its capital-light business strategy include sales of VOIs under fee-based sales and marketing arrangements, just-in-time inventory acquisition arrangements, and secondary market arrangements. Under “just-in-time” arrangements, Bluegreen enters into agreements with third party developers that allow Bluegreen to buy VOI inventory from time to time in close proximity to the timing of when Bluegreen intends to sell such VOIs. Bluegreen also acquires VOI inventory from resorts' property owner associations ("POAs") and other third parties close to the time Bluegreen intends to sell such VOIs. Such VOIs are typically obtained by the POAs through foreclosure in connection with maintenance fee defaults, and are generally acquired by Bluegreen at a significant discount. Bluegreen refers to sales of inventory acquired through these arrangements as "Secondary Market Sales".

(2)	Equity trade allowances are amounts granted to customers upon trading in their existing VOIs in connection with the purchase of additional VOIs.

(3)	See the supplemental tables included in this release for a reconciliation of the non-GAAP measure of EBITDA to net income.

Bluegreen Summary for the Three Months Ended September 30, 2015

System-wide sales of VOIs were $162.0 million during the three months ended September 30, 2015, and $151.4 million during the three months ended September 30, 2014. During the three months ended September 30, 2015, the number of tours increased by 4% and the number of new prospect tours increased 5% compared to the same period in 2014. The increase in the number of tours reflects efforts to expand marketing to new sales prospects. Additionally, the average price per transaction increased by 6% during the three months ended September 30, 2015, compared to the same period in 2014.

Fee-Based Sales Commission Revenue was $51.0 million during the three months ended September 30, 2015, and $38.7 million during the three months ended September 30, 2014.  Bluegreen earned an average sales and marketing commission of 72% during the three months ended September 30, 2015, as compared to 66% during the three months ended September 30, 2014. The increase in the third quarter of 2015 includes an incentive commission of $1.1 million related to the achievement of certain sales thresholds pursuant to the terms and conditions of the applicable arrangement.

As a percentage of system-wide sales of VOIs, selling and marketing expenses increased to 50% during the three months ended September 30, 2015 from 48% during the three months ended September 30, 2014. The increase in selling and marketing expenses during the third quarter of 2015 compared to the comparable 2014 period was a result of Bluegreen’s focus on attempting to increase its marketing efforts to new prospects as opposed to existing owners, which resulted in higher costs per tour from new and expanding marketing channels. Sales to existing owners generally involve lower marketing expenses than sales to new prospects. Bluegreen expects to continue to increase its focus on sales to new prospects and, as a result, sales and marketing expenses generally and as a percentage of sales may continue to increase.

Other fee-based services revenue increased 3% to $24.8 million during the three months ended September 30, 2015. Fee-based management services revenues increased during the third quarter of 2015 compared to the same period in 2014 due to an increase in club and resort management revenues and owner program service revenues, primarily as a result of an increase in the number of owners in the Bluegreen Vacation Club.

Net interest spread was $13.8 million and $11.1 million during the three months ended September 30, 2015 and 2014, respectively. The increase in net interest spread during the third quarter of 2015 primarily reflects lower costs of borrowings and lower average outstanding debt balances primarily related to the repayment of a relatively higher cost debt facility.

Bluegreen generated “free cash flow” (cash flow from operating activities less capital expenditures) of $32.7 million and $43.2 million during the three months ended September 30, 2015 and 2014, respectively. Expenditures incurred during the three months ended September 30, 2015 related to the construction of VOI inventory at Bluegreen/Big Cedar Vacations resorts was the primary reason for this decrease.

BBX Capital Corporation

BBX Capital is involved in the acquisition, ownership and management of joint ventures and investments in real estate and real estate development projects, as well as acquisitions, investments and management of middle market operating businesses, in each case directly or indirectly through subsidiaries or joint ventures.

BBX Capital Selected Financial Data (Consolidated)

Third Quarter 2015 compared to Third Quarter 2014:

•	Total consolidated revenues of $25.5 million vs. $21.9 million
•	Equity income from Woodbridge Holdings, LLC of $10.3 million vs. $7.6 million
•	Net income attributable to BBX Capital of $3.1 million vs. a net loss of ($1.9) million

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More complete and detailed information regarding BBX Capital and its financial results, business, operations and risks is available in BBX Capital’s earnings press release for the quarter ended September 30, 2015 and BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2014, which is available on the SEC's website, www.sec.gov,  and on BBX Capital’s website, www.BBXCapital.com.

______________________________

For more detailed information regarding BFC and its financial results, business, operations and risks, and Bluegreen Corporation, please see BFC’s Annual Report on Form 10-K for the year ended December 31, 2014, which is available on the SEC's website, www.sec.gov, and on BFC’s website, www.BFCFinancial.com.

______________________________

About BFC Financial Corporation:

BFC (OTCQB: BFCF; BFCFB) is a holding company whose principal holdings include an 81% ownership interest in BBX Capital Corporation (NYSE: BBX) and its indirect ownership interest in Bluegreen Corporation.  BFC owns a 54% equity interest in Woodbridge, the parent company of Bluegreen. BBX Capital owns the remaining 46% equity interest in Woodbridge. As of September 30, 2015, BFC had total consolidated assets of $1.3 billion, shareholders' equity attributable to BFC of $353.8 million, and total consolidated equity of $462.5 million. BFC’s book value per share at September 30, 2015 was $4.18.

About Bluegreen Corporation:

Founded in 1966 and headquartered in Boca Raton, FL, Bluegreen is a sales, marketing and resort management company, focused on the vacation ownership industry and pursuing a capital-light business strategy. Bluegreen manages, markets and sells the Bluegreen Vacation Club, a flexible, points-based, deeded vacation ownership plan with more than 193,000 owners, over 64 owned or managed resorts, and access to more than 4,500 resorts worldwide. Bluegreen also offers a portfolio of comprehensive, turnkey, fee-based services, including resort management services, financial services, and sales and marketing services, to or on behalf of third parties.

About BBX Capital Corporation:

BBX Capital (NYSE: BBX) is involved in the acquisition, ownership and management of joint ventures and investments in real estate and real estate development projects, as well as acquisitions, investments and management of middle market operating businesses. In addition, BBX Capital and its controlling shareholder, BFC Financial Corporation, have a 46% and 54% respective ownership interest in Bluegreen Corporation. As a result of their ownership interests, BBX Capital and BFC together own 100% of Bluegreen. As of September 30, 2015, BBX Capital had total consolidated assets of $390.7 million, shareholders' equity attributable to BBX Capital of $319.6 million, and total consolidated equity of $320.8 million. BBX Capital’s book value per share at September 30, 2015 was $19.49.

For further information, please visit our family of companies:

BFC Financial Corporation: www.BFCFinancial.com

Bluegreen Corporation: www.BluegreenVacations.com

BBX Capital: www.BBXCapital.com

BBX Capital Real Estate: www.BBXCapitalRealEstate.com

BBX Capital Partners: www.BBXCapitalPartners.com

BBX Sweet Holdings: www.BBXSweetHoldings.com

Renin Corporation: www.ReninCorp.com

BFC Financial Contact Info:

Investor Relations: Leo Hinkley, Managing Director, 954- 940-4994

Email: LHinkley@BFCFinancial.com

Media Contact: Kip Hunter Marketing, 954-765-1329

Aimee Adler/ Jodi Goldstein

Email: aimee@kiphuntermarketing.com,  jodi@kiphuntermarketing.com

# # #

This press release contains forward-looking statements based largely on current expectations of BFC or its subsidiaries that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements can be identified by the use of words or phrases such as “plans,” “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would” and words and phrases of similar import. The forward looking statements in this document are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and involve substantial risks and uncertainties. We can give no assurance that such expectations will prove to have been correct. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on current expectations and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. When considering forward-looking statements, the reader should keep in mind the risks, uncertainties and other cautionary statements made herein.  In addition, some factors which may affect the accuracy of the forward-looking statements apply generally to the industries in which our subsidiaries operate, including the vacation ownership industry in which Bluegreen operates, and the investment, development, and asset management and real estate-related industries in which BBX Capital operates, while other factors apply more specifically to BFC. Risks and uncertainties include, without limitation, the risks and uncertainties affecting BFC and its subsidiaries, and their respective results, operations, markets, products, services and business strategies, including risks associated with the ability to successfully implement currently anticipated plans and generate earnings, diverse cash flow streams or long term growth, or for operations or investments to result in increased value, including book value per share, over time; the performance of entities in which BFC and BBX Capital have made investments may not be profitable or their results as anticipated; BFC is dependent upon dividends from its subsidiaries to fund its operations; BFC’s subsidiaries may not be in a position to pay dividends or otherwise make a determination to pay dividends to its shareholders; dividend payments may be subject to certain restrictions, including restrictions contained in debt instruments; any payment of dividends by a subsidiary of BFC is subject to declaration by such subsidiary’s board of directors or managers (which, in the case of BBX Capital, is comprised of a majority of independent directors under the listing standards of the NYSE) as well as the boards of directors of both BBX Capital and BFC in the case of dividend payments by Woodbridge; and dividend decisions may not be made in BFC’s interests; the risks relating to BFC’s goal of transitioning into a business platform with diverse activities, including that such goal may not be achieved when anticipated or at all; the risk that BFC may not achieve growth through its operating businesses or real estate opportunities to the extent anticipated or at all; the risks relating to the monetization of BBX Capital’s legacy portfolio; the risks related to litigation and other legal proceedings involving BFC and its subsidiaries, including the legal and other professional fees and other costs and expenses of such proceedings, as well as the impact of any finding of liability or damages on the financial condition and operating results of BFC or its subsidiaries, and with respect to the adverse judgment in the action brought by the SEC against BBX Capital and its Chairman, who also serves as BFC’s Chairman, risks relating to civil fines, claims for reimbursement by insurers, and reputational risks and risks relating to the potential loss of the services of BFC’s Chairman.  The Company’s investment in Woodbridge, which owns Bluegreen Corporation, exposes the Company to risks of Bluegreen’s business and its ability to pay dividends to Woodbridge, and risks inherent in the vacation ownership industry, including the risk that Bluegreen’s marketing expenses will continue to increase, particularly if Bluegreen’s marketing  efforts focus primarily on sales to new customers rather than sales to existing owners and if Bluegreen continues to utilize the new marketing program, and the risk that increased marketing efforts and/or expenses may not result in increased sales; the risk that if new customers are not sufficiently added to Bluegreen’s existing owner base, Bluegreen’s ability to continue to sell VOIs to existing owners will diminish over time; and Bluegreen may not be successful in increasing or expanding its capital-light business activities because of changes in economic conditions or otherwise, and such fee-based service activities may not be profitable, which would have an adverse impact on its results of operations and financial condition. In addition, with respect to BBX Capital, the risks and uncertainties include risks relating to the real estate market and real estate development, including risks associated with obtaining zoning and entitlements, the risk that joint venture partners may not fulfill their obligations and the projects may not be developed as anticipated or be profitable, and contracts may not be completed on the terms provided in the contract or at all; risks relating to acquisitions of operating businesses, including integration risks, and the other risks and uncertainties described in BBX Capital’s earnings press release for the quarter ended September 30, 2015 and BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2014, which are available to view on the SEC's website, www.sec.gov, and on BBX Capital's website, www.BBXCapital.com. Reference is also made to the risks and uncertainties detailed in reports filed by BFC with the SEC, including the “Risk Factors” section of BFC’s Annual Report on Form 10-K for the year ended December 31, 2014,  which may be viewed on the SEC’s website at www.sec.gov and on BFC’s website at www.BFCFinancial.com.  BFC cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. This press release also contains information regarding the past performance of investments and operations, and the reader should note that prior or current performance is not a guarantee or indication of future performance.

The following supplemental table represents BFC’s Consolidating Statement of Operations for the three months ended September  30, 2015.

	Reportable Segments
		BBX			Segment
	Bluegreen	Capital	Other	Eliminations	Total
Revenues:
Sales of VOIs	$78,072	-	-	-	78,072
Trade sales	-	21,537	-	-	21,537

Interest income	21,975	2,720	-	(2,000)	22,695
Fee-based sales commission	51,029	-	-	-	51,029
Other fee-based services revenue	24,785	-	-	-	24,785
Other revenue	-	1,278	-	(105)	1,173
Total revenues	175,861	25,535	-	(2,105)	199,291

Costs and Expenses:
Cost of sales of VOIs	7,039	-	-	-	7,039
Cost of sales	-	16,186	-	-	16,186
Cost of other fee-based services	14,797	-	-	-	14,797
Interest expense	8,157	5	3,223	(2,124)	9,261
Recoveries from loan losses	-	(4,427)	-	-	(4,427)
Asset impairments	-	274	-	-	274
SG&A expenses	104,773	20,637	7,173	(259)	132,324
Total costs and expenses	134,766	32,675	10,396	(2,383)	175,454

Equity earnings from Woodbridge	-	10,306	-	(10,306)	-
Equity loss from unconsolidated entities	-	(158)	(70)	70	(158)
Other income, net	936	-	565	(296)	1,205
Income (loss) before taxes	42,031	3,008	(9,901)	(10,254)	24,884
(Provision) benefit for income taxes	(15,048)	31	(2,543)	13,347	(4,213)
Net income (loss)	26,983	3,039	(12,444)	3,093	20,671
Less: Net income (loss) attributable to
noncontrolling interests	3,732	(77)	-	658	4,313
Net income (loss) attributable to BFC	$23,251	3,116	(12,444)	2,435	16,358

The following supplemental table represents BFC’s Consolidating Statement of Operations for the three months ended September  30, 2014.

	Reportable Segments
		BBX			Segment
	Bluegreen	Capital	Other	Eliminations	Total
Revenues:
Sales of VOIs	$80,172	-	-	-	80,172
Trade sales	-	17,858	-	-	17,858
Interest income	20,487	1,120	-	-	21,607
Fee based sales commission	38,665	-	-	-	38,665
Other fee-based services revenue	24,096	-	-	-	24,096
Other revenue	-	2,928	-	(111)	2,817
Total revenues	163,420	21,906	-	(111)	185,215

Costs and Expenses:
Cost of sales of VOIs	9,586	-	-	-	9,586
Cost of sales	-	13,060	-	-	13,060
Cost of other fee-based services	14,906	-	-	-	14,906
Interest expense	9,410	343	1,178	(146)	10,785
Provision for loan losses	-	656	-	-	656
Asset impairments	-	5,926	-	-	5,926
SG&A expenses	97,572	11,315	4,089	(248)	112,728
Total costs and expenses	131,474	31,300	5,267	(394)	167,647

Equity earnings from Woodbridge	-	7,635	-	(7,635)	-
Equity loss from unconsolidated entities	-	(205)	(64)	64	(205)
Other income, net	158	-	569	(282)	445
Income (loss) before income taxes	32,104	(1,964)	(4,762)	(7,570)	17,808
Provision for income taxes	(11,135)	-	-	-	(11,135)
Net income (loss)	20,969	(1,964)	(4,762)	(7,570)	6,673
Less: Net income (loss) attributable to
noncontrolling interests	3,759	(66)	-	(848)	2,845
Net income (loss) attributable to BFC	$17,210	(1,898)	(4,762)	(6,722)	3,828

The following supplemental table represents BFC’s Consolidating Statement of Operations for the nine months ended September  30, 2015.

	Reportable Segments
		BBX			Segment
	Bluegreen	Capital	Other	Eliminations	Total
Revenues:
Sales of VOIs	$190,986	-	-	-	190,986
Trade sales	-	60,655	-	-	60,655
Interest income	62,290	5,628	-	(3,622)	64,296
Fee-based sales commission	131,603	-	-	-	131,603
Other fee-based services revenue	73,486	-	-	-	73,486
Other revenue	-	19,576	-	(300)	19,276
Total revenues	458,365	85,859	-	(3,922)	540,302

Costs and Expenses:
Cost of sales of VOIs	19,286	-	-	-	19,286
Cost of sales	-	44,216	-	-	44,216
Cost of other fee-based services	46,346	-	-	-	46,346
Interest expense	26,426	193	7,205	(4,040)	29,784
Recoveries from loan losses	-	(14,856)	-	-	(14,856)
Recoveries on assets	-	(1,599)	-	-	(1,599)
Litigation settlement	-	-	36,500	-	36,500
SG&A expenses	274,601	53,107	17,430	(770)	344,368
Total costs and expenses	366,659	81,061	61,135	(4,810)	504,045

Equity earnings from Woodbridge	-	5,941	-	(5,941)	-
Equity loss from unconsolidated entities	-	(753)	(195)	195	(753)
Other income, net	2,775	-	1,552	(907)	3,420
Income (loss) before taxes	94,481	9,986	(59,778)	(5,765)	38,924
(Provision) benefit for income taxes	(33,575)	250	72,928	37,928	77,531
Net income	60,906	10,236	13,150	32,163	116,455
Less: Net income attributable to
noncontrolling interests	9,343	1,948	-	2,625	13,916
Net income attributable to BFC	$51,563	8,288	13,150	29,538	102,539

The following supplemental table represents BFC’s Consolidating Statement of Operations for the nine months ended September  30, 2014.

	Reportable Segments
		BBX			Segment
	Bluegreen	Capital	Other	Eliminations	Total
Revenues:
Sales of VOIs	$204,487	-	-	-	204,487
Trade sales	-	49,934	-	-	49,934
Interest income	61,467	4,178	-	(338)	65,307
Fee based sales commission	108,974	-	-	-	108,974
Other fee-based services revenue	69,029	-	-	-	69,029
Other revenue	-	11,260	-	(330)	10,930
Total revenues	443,957	65,372	-	(668)	508,661

Costs and Expenses:
Cost of sales of VOIs	24,911	-	-	-	24,911
Cost of sales	-	36,606	-	-	36,606
Cost of other fee-based services	43,228	-	-	-	43,228
Interest expense	31,175	1,855	3,510	(778)	35,762
Recoveries from loan losses	-	(2,638)	-	-	(2,638)
Asset impairments	-	7,151	-	-	7,151
SG&A expenses	255,673	38,514	12,751	(855)	306,083
Total costs and expenses	354,987	81,488	16,261	(1,633)	451,103

Equity earnings from Woodbridge	-	21,965	-	(21,965)	-
Equity loss from unconsolidated entities	-	(237)	(446)	446	(237)
Other income, net	1,278	-	1,829	(978)	2,129
Income (loss) before income taxes	90,248	5,612	(14,878)	(21,532)	59,450
(Provision) benefit for income taxes	(31,757)	288	69	-	(31,400)
Net income (loss)	58,491	5,900	(14,809)	(21,532)	28,050
Less: Net income (loss) attributable to
noncontrolling interests	8,797	(434)	-	3,463	11,826
Net income (loss) attributable to BFC	$49,694	6,334	(14,809)	(24,995)	16,224

The following tables present Bluegreen’s earnings before interest, taxes, depreciation and amortization (“EBITDA”), as more fully described below, for the three and nine months ended September 30, 2015 and 2014, as well as a reconciliation of the Non-GAAP measure EBITDA to net income (in thousands):

	For the Three Months Ended
	September 30, 2015	September 30, 2014
Income from continuing operations - Woodbridge	$26,136	$20,357
Loss from Woodbridge parent only	(847)	(612)
Income from continuing operations, Bluegreen	26,983	20,969
Add/(Less):
Interest income (other than interest earned on VOI notes receivable)	(2,004)	(4)
Interest expense	8,157	9,410
Interest expense on Receivable-Backed Debt	(4,847)	(5,449)
Provision for Income and Franchise Taxes	15,069	11,147
Depreciation and Amortization	2,289	2,097
EBITDA	$45,647	$38,170

	For the Nine Months Ended
	September 30, 2015	September 30, 2014
Income from continuing operations - Woodbridge	$22,257	$56,547
Loss from Woodbridge parent only	(38,649)	(1,944)
Income from continuing operations, Bluegreen	60,906	58,491
Add/(Less):
Interest income (other than interest earned on VOI notes receivable)	(3,641)	(373)
Interest expense	26,426	31,175
Interest expense on Receivable-Backed Debt	(15,481)	(18,169)
Provision for Income and Franchise Taxes	33,676	31,846
Depreciation and Amortization	6,781	5,596
EBITDA	$108,667	$108,566

EBITDA is defined as earnings, or net income, before taking into account interest income (excluding interest earned on VOI notes receivable), interest expense (excluding interest expense incurred on financings related to Bluegreen’s receivable-backed notes payable), provision for income taxes and franchise taxes, depreciation and amortization. For purposes of the EBITDA calculation, no adjustments were made for interest income earned on Bluegreen’s VOI notes receivable or the interest expense incurred on debt that is secured by such notes receivable because they are both considered to be part of the operations of Bluegreen’s business.

We consider Bluegreen’s EBITDA to be an indicator of its operating performance, and it is used to measure Bluegreen’s ability to service debt, fund capital expenditures and expand its business. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.